Exhibit 21.1

SUBSIDIARIES

Zayo Group, LLC, a Delaware limited liability company, directly or indirectly owns 100% of the ownership interest of each of the following entities:

Jurisdiction
Zayo Capital, Inc.	Delaware
FiberNet Telecom, Inc.	Delaware
Local Fiber, LLC	New York
American Fiber Systems Holding Corp.	Delaware
American Fiber Systems, Inc.	Delaware
360networks holdings (USA) inc.	Nevada
360networks (USA) inc.	Nevada
360networks LLC	Delaware
360networks Illinois LLC	Delaware
360networks Iowa LLC	Delaware
360networks Kentucky LLC	Delaware
360networks Louisiana LLC	Delaware
360networks Michigan LLC	Delaware
360networks Mississippi LLC	Delaware
360networks Tennessee LLC	Delaware
Northern Colorado Telecommunications LLC	Colorado
Control Room Technologies, LLC	Michigan
Arialink Telecom, LLC	Michigan
Arialink Services, LLC	Michigan
Lansing Fiber Communications, LLC	Michigan
Allegan Fiber Communications, LLC	Michigan

Zayo FM Sub, Inc.	Virginia
AboveNet, Inc.	Delaware
AboveNet Communications, Inc.	Delaware
AboveNet of VA, L.L.C.	Virginia
AboveNet International, Inc.	Delaware
MFN Europe Finance, Inc.	Delaware
MFN International, LLC	Delaware
Abovenet of Utah, L.L.C.	Delaware
Onvoy, Inc.	Minnesota
VoIP360, Inc.	Delaware
Zayo Enterprise Network, LLC	Delaware
Minnesota Independent Equal Access Corporation	Minnesota
Zayo Colocation, Inc.	Delaware
AN Communications, Inc.	Taiwan
AboveNet Canada, Inc.	Canada
AboveNet Communications Europe Limited	U.K.
MFN Europe Limited	U.K.
Above Communications UK Ltd.	U.K.
MFN Japan KK	Japan
AboveNet Toronto, Inc.	Canada
360networks Vancouver Ltd.	Canada

2